Registration Statement No. - 333 -_________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-8
             Registration Statement Under the Securities Act of 1933
                      ------------------------------------

                           EXIGENT INTERNATIONAL, INC.
               (Exact name of issuer as specified in its articles)

 Delaware                                                        59-3379927
(State or other jurisdic-                                    (I.R.S. Employer
tion of incorporation)                                      Identification No.)

                                 1225 Evans Road
                          Melbourne, Florida 32904-2314
                                 (407) 952-7550
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

                           Exigent International, Inc.
                          Employee Stock Purchase Plan
                            (Full title of the plan)

                                Stuart P. Dawley
                   Executive Vice President - General Counsel
                           Exigent International, Inc.
                                 1225 Evans Road
                          Melbourne, Florida 32904-2314
                                 (407) 952-7550
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                               John G. Igoe, Esq.
                                Edwards & Angell
                               250 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (561) 833-7700

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

                                                         Exhibit Index on Page 8

                         CALCULATION OF REGISTRATION FEE

Title of Securities                                 Proposed maximum                Proposed maximum             Amount of
to be registered      Amount to be registered    offering price per unit (1)    aggregate offering price (1)   registration fee
===============       =======================    ===========================   ============================   ==================

Common Stock, $.01
 par value per share      250,000 shares                   $4.0625                       $1,015,625                $282.34
                         =================                 ========                      ==========                ========

         (1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap
         Market on March 25, 1999.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.               Incorporation of Documents by Reference

         The following documents filed by Exigent International, Inc. (the "Company") are incorporated herein by reference, except as superseded or modified herein as described below:

          (a) The Company's latest Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998.

          (b) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated October 16, 1997.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.               Description of Securities

                      See Item 3(b) above.

Item 5.               Interests of Named Experts and Counsel

                      Not Applicable

Item 6.               Indemnification of Directors and Officers


Officers and directors of the Company are covered by certain provisions of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of the Company, which serve to limit, and, in certain instances, to indemnify them against, liabilities which they may incur in such capacities.

The Company's Certificate of Incorporation limits the liability of its directors to the Company or its shareholders (in their capacity as directors, but not in their capacity as officers) to the fullest extent permitted by Delaware law. Specifically, the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

The Company's Certificate of Incorporation provides that the Company indemnify its directors or officers, former directors or officers, and any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses incurred by them in connection with the defense of any action in which they are parties by reason of being or having been directors or officers of the Company, or of such other corporation, except in relation to matters as to which any such person is liable for negligence or misconduct in the performance of duty.

Except in an action by or in the right of the Company, the Company's Bylaws provide that the Company indemnify directors and officers (as well as certain other persons) if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. No indemnification may be made in respect of any matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. The Company's Bylaws also provide that any indemnification (unless ordered by a court) may be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct. Such determination must be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders of the Company. To the extent, however, that an indemnified person has been successful on the merits or otherwise in defense of any action described above, or in the defense of any matter therein, such person shall be indemnified against expenses (including attorneys' fees) incurred in connection therewith, without the necessity of authorization in the specific case. Expenses incurred in defending or investigating a threatened or pending action may be paid by the Company in advance of the final disposition of such action upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that indemnification is not proper. The indemnification and advancement of expenses provided by or granted pursuant to the Company's Bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of shareholders or disinterested directors or otherwise, it being the Company's policy that indemnification of the persons specified in the Bylaws shall be made to the fullest extent permitted by law. The indemnification and advancement of expenses provided by the Company's Bylaws, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such person.

The Company carries directors' and officers' liability insurance.


Item 7.               Exemption from Registration Claimed

                      Not Applicable.

Item 8.               Exhibits

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.               Undertakings

               (a) The undersigned registrant hereby undertakes:

                     (1)  To file,  during any period in which  offers or
                          sales  are   being   made,   a   post-effective
                          amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (or the most recent post-effective amendment thereto); and

                          (iii) To include any material information with respect
                                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
           Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such person otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report upon written request from the person.

           (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida on March 24, 1999.

                                                    EXIGENT INTERNATIONAL, INC.

                                                    By: /s/ Bernard R. Smedley
                                                       -------------------------
                                                        Bernard R. Smedley
                                                        Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints the Chairman and Chief Executive Officer, the Chief Financial Officer, or the Secretary, or any of them, acting alone, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                         Title                             Date

 /s/ Bernard R. Smedley                                           March 24, 1999
------------------------------
Bernard R. Smedley             Chief Executive Officer
                                 and Chairman of the Board
                                 of Directors

 /s/ Jeffery Weinress                                             March 24, 1999
------------------------------
Jeffery Weinress               Chief Financial Officer
                                and Principal Accounting
                                Officer

 /s/ Don F. Riordan, Jr.                                          March 24, 1999
------------------------------
Don F. Riordan, Jr.            Director

 /s/ Daniel J. Stark                                              March 24, 1999
------------------------------
Daniel J. Stark                Director

 /s/ William K. Presley                                           March 24, 1999
------------------------------
William K. Presley             Director

 /s/ Robert M. Janowiak                                           March 24, 1999
------------------------------
Robert M. Janowiak             Director

 /s/ Arthur H. Collier                                            March 24, 1999
-------------------------------
Arthur H. Collier               Director

 /s/ Scott B. Helm                                                March 24, 1999
-------------------------------
Scott B. Helm                   Director

                                  EXHIBIT INDEX





EXHIBIT                                                                PAGE
NUMBER                EXHIBIT                                          NUMBER

4.1       Exigent International, Inc.
          Employee Stock Purchase Plan                                    9

5         Opinion of Edwards & Angell, LLP                               16

23.1      Consent of Ernst & Young LLP                                   18

23.2      Consent of Hoyman, Dobson & Company, P.A.                      19

23.3      Consent of Edwards & Angell, LLP (included in Exhibit 5).     N/A

24        Power of Attorney (included in signature page)                N/A